EXHIBIT 5



                       Baxter, Baker, Sidle & Conn, P.A.
                                Attorneys at Law
                      120 E. Baltimore Street, Suite 2100
                         Baltimore, Maryland 21202-1643

James E. Baker, Jr.                                    Telephone (410) 230-3800
Direct Line (410) 385-8122                             Facsimile  (410) 230-3801
e-mail: jeb@bbsclaw.com

                                 March 13, 1998

Allied Research Corporation
8000 Towers Crescent Drive
Suite 750
Vienna, VA 22182

Ladies and Gentlemen:

                  We have acted as counsel to Allied Research Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of 225,000 shares of Common Stock of the Company, $0.10 par value per share, pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement").

                  In rendering the opinions contained herein, we have examined originals or photostatic or certified copies of all certificates, documents, agreements and other instruments as we have deemed appropriate.

                  Based upon the foregoing, we are of the opinion that each of the 225,000 shares of the Common Stock of the Company covered by the Registration Statement, when issued by the Company in accordance with the Allied Research Corporation 1997 Incentive Stock Plan, and for not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable. This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement.

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We consent to the use of this opinion as an exhibit to the Registration
Statement.

                  This opinion is furnished by us solely for the benefit of the Company in connection with the filing of the Registration Statement. We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          Baxter, Baker, Sidle & Conn, P.A.


                                          By: /s/ James E. Baker, Jr.
                                             -----------------------------------
                                             James E. Baker, Jr., Vice President

JEB/wlb

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